Exhibit 10.2

SECOND ADDENDUM

Between

GEMABIOTECH SAU (“GEMA”)

Fray Justo Sarmiento 2350

Edificio 2B, Piso 5°

Olivos, Province of Buenos Aires

Argentina

and

SAVARA APS (“SAVARA”)

Slotsmarken 17, 2 tv

2970 Horsholm

Denmark

Individually referred to as a "Party" and collectively referred as the "Parties".

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL CONVENANTS, AGREEMENTS AND REPRESENTATIONS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1. Recitals

1.1 GEMA hereby declares that the change in its Corporate Name from GEMABIOTECH SA to GEMABIOTECH SAU does not alter GEMA's duties and responsibilities assumed in the Agreement, being able to carry out the performance of this Second Addendum.

1.2 In December 10th, 2012 GEMA and SERENDEX has entered into a Supply and License Agreement ("The Agreement") concerning Serendex supply and license of API Know How and Technology by GEMA in order to allow SERENDEX to conduct research, develop, distribute, commercialize and market Final Product based upon the API.

1.3 Due to necessities of the business, the Parties agreed to transfer the manufacture of the API from GEMA to a CMO, entering into the Addendum To The Supply And License Agreement, in February 22nd, 2016 ("First Addendum") in which the Parties set forth the terms and condition under which i) GEMA granted a license to SERENDEX to utilize the API Technology and API Specifications and to have a CMO manufacture API for

SERENDEX; ii) Serendex would acquire from GEMA the complete ownership of the MCB and the WCB.

1.4 In July 2016, SAVARA acquired the assets of SERENDEX, with SERENDEX assigning to SAVARA its contractual position regarding the Agreement and the First Addendum with GEMA. GEMA in June 27th, 2016, consented the assignment of the contract, discharging SERENDEX from any obligation under the contract arising after the assignment.

1.5 SAVARA and GEMA hereby recognize clause 8.2 of the First Addendum, dated February 22nd, 2016, called for the purchase of the MCB/WCB. Now, for economic and financial matters SAVARA and GEMA have agreed to a new payment schedule.

This Second Addendum sets forth the new terms and conditions.

2. Definitions

2.1. Unless explicitly stated otherwise the terms and definitions used in this Second Addendum shall have the same meaning set out in the Agreement.

3. Payment milestone for purchase of MCB/WCB.

3.1. SAVARA and GEMA agree that the payment terms are in the following manner:

USD 400,000	Payable on September 30th, 2017 (less already paid amounts).
USD 600,000	Payable after successful release of first GMP grade API batch produced at CMO.
USD 2,000,000	Payable after first regulatory approval of Final Product (Molgradex) in Europe or USA.

Total Amount: USD 3,000,000

4. Technical Assistance

4.1. If SAVARA requires technical assistance from GEMA to accomplish API production within the API specifications, GEMA will charge SAVARA the amount of USD 1.000 (one thousand united states dollars) per week of work, plus all reasonable costs of travel, accommodation, meals, documentation, translation of documentation, fees, equipment, etc.

5. Miscelancous

5.1. The amendments set forth in this Second Addendum will replace the terms and conditions referred to in the Agreement and the First Addendum, but the rest of the terms and conditions of the Agreement and the First Addendum will continue to be as before and will continue to be valid and binding to the Parties. If there is a contradiction between the terms of this Second Addendum and the Agreement and First Addendum, then the terms of this Second Addendum shall prevail and be applied.

5.2. This Second Addendum constitutes the entire agreement of the Parties and supersedes all previous understanding of the agreement between the Parties, whether written or oral, in respect to the matters explicitly stipulated hereunder. Except as specifically modified and amended hereby, the Agreement shall remain in full force and effect. No provision of this Second Addendum may be modified or amended, nor shall any terms be waived, except expressly in a writing signed by both Parties.

5.3 For what is not expressly envisaged herein, the terms and conditions of the Agreement shall apply to the extent applicable.

This Second Addendum constitutes an integral part of the Agreement dated June 10th, 2012, and the First Addendum, dated February 22nd, 2016. This Second Addendum is made in two original counterparts of equal legal force, one for each Party

In witness whereof, the Parties have caused this Second Addendum to be duly executed by their fully authorized respective representatives and it shall be effective as of the date of the last signature.

Date:	9/20/2017	Date:	9/18/2017
Name:	FEDERICO MARTIN RIVERA DIEGO MARTIN DE SOUZA MORALES	Name:	Rob Neville
Title:	GENERAL MANAGER/CFO	Title:	CEO

/s/ Federico Martin Rivera		/s/ Robert Neville	Robert Neville I am approving this document 2017.09.18 18:12:40 05’00’

Signature		Signature
Federico Martin Rivera	Diego Martin De Souza Morales
General Manager	CFO